EXHIBIT 99.1
                                                                    ------------

PRESS RELEASE

For further information, please contact:
Daniel R. Kadolph, Senior Vice President and Chief Financial
Officer (708) 450-6759

              MIDWEST BANC HOLDINGS, INC. REPORTS 63.5% INCREASE IN
                           FIRST QUARTER 2002 EARNINGS

(Melrose Park, IL - April 17, 2002). Midwest Banc Holdings, Inc. (NASDAQ: MBHI), a community-based bank holding company, announced a 63.5% increase in net income for the first quarter of 2002 compared to the similar period of 2001.

Net income was $6,313,000 for the three months ended March 31, 2002 compared to $3,862,000 for the three months ended March 31, 2001. Core net income increased 60.5% to $5,781,000 for the three months ended March 31, 2002 compared to $3,602,000 for the comparable period in 2001. Core net income is defined as net income less the after-tax effect of net security gains and net trading account profits.

The Company has established the following specific goals for fiscal 2002:
(1) diluted earnings per share of $2.00; (2) total assets of $2 billion; (3) net interest margin on a tax-equivalent basis of 3.50%; and (4) return on average equity of 20.0%. Management anticipates that without any material deterioration in asset quality and economic conditions, these targets are attainable, though it cannot make any guarantee that actual results will meet or exceed these goals.

                FIRST QUARTER EARNINGS PER SHARE INCREASED 61.1%

Basic earnings per share for the three months ended March 31, 2002 was $0.59 compared to $0.36 for the similar period of 2001, a 63.9% increase. Diluted earnings per share for the three months ended March 31, 2002 was $0.58 compared to $0.36 for the similar period of 2001, a 61.1% increase. The return on average assets for the three months ended March 31, 2002 was 1.41% compared to 1.06% for the similar period in 2001. The return on average equity for the three months ended March 31, 2002 was 25.59% compared to 18.26% for the similar period in 2001.

                FIRST QUARTER NET INTEREST INCOME INCREASED 31.0%

Net interest income increased $3,511,000 or 31.0% in the first quarter of 2002 compared to the similar period in 2001. The net interest margin increased to 3.59% in the first quarter of 2002 compared to 3.41% in the first quarter of 2001 and 3.33% in the fourth quarter of 2001.

In the first quarter of 2002, $257.3 million in certificates of deposit matured at a weighted average rate of 4.60% and the average yield for the quarter declined from 4.64% to 3.76%. In addition, in January 2002, the Company entered into an interest rate swap with a counterparty in order to convert its $20 million trust preferred securities and related junior subordinated debentures from a 10.0% fixed rate instrument into floating rate debt. The average yield on the $20 million trust preferred securities and related junior subordinated debentures was 7.60% for the first quarter of 2002. The Company expects net interest income and net interest margin to improve during the second quarter of 2002 compared to the first quarter.

The Company manages its securities available-for-sale portfolio and trading account portfolio on a total return basis. In this respect, management regularly reviews the performance of its securities and sells specific securities to provide opportunities to enhance net interest income and net interest margin, and when possible it will recognize gains on the sale of securities. The Company has a long history of managing its securities in this manner. Gains on securities transactions were $537,000 and $270,000 during the three months ended March 31, 2002 and March 31, 2001, respectively. Trading account profits were $345,000 compared to $161,000 during the three months ended March 31, 2002 and March 31, 2001, respectively.

                   FIRST QUARTER OTHER INCOME INCREASED 49.4%

Other income, excluding gains on securities transactions and trading account profits, increased $886,000 or 49.4% on a comparable first quarter 2002 to 2001 basis. The other income to average assets ratio was 0.60% for the three months ended March 31, 2002 compared to 0.49% for the same period in 2001. Service charges on deposits increased $350,000 or 36.6% during the three months ended March 31, 2002. Option fee income, mortgage loan origination fees, and other income increased $532,000, $55,000, and $24,000, respectively, for the three months ended March 31, 2002 compared to the first quarter of 2001.

                FIRST QUARTER EFFICIENCY RATIO IMPROVED TO 44.63%

Other expenses increased $805,000 or 10.9% for the three months ended March 31, 2002 compared to the three months ended March 31, 2001. The other expenses to average assets ratio was 1.83% for the three months ended March 31, 2002 compared to 2.02% for the same period in 2001. Salaries and employee benefits expense increased $525,000 during the three months ended March 31, 2002 compared to March 31, 2001. Increased full-time staff positions, enhanced benefit programs, and increased health insurance costs have resulted in the increase in salaries and employee benefits. The efficiency ratio was 44.63% for the three months ended March 31, 2002 compared to 52.83% for the same period in 2001.

                 SUSTAINED GROWTH IN ASSETS, LOANS AND DEPOSITS

Total assets were $1.8 billion at March 31, 2002, an increase of $38.7 million during the first quarter of 2002. Total assets increased 8.7% on an annualized basis during the first quarter of 2002 and 21.5% during the past twelve months. Loans increased $38.9 million during the first quarter of 2002 and 19.1% during the past twelve months.

Deposits increased 7.5% or $91.1 million during the first quarter of 2002 and 15.8% or $178 million during the past twelve months. Certificates of deposits less than $100,000 increased 17.3% or $83.9 million during the first quarter of 2002. Borrowings decreased 2.9% or $13.0 million during the three months of 2002.

                          ASSET QUALITY REMAINS STRONG

The allowance for loan losses was $10.6 million or 1.02% of total loans at March 31, 2002 compared to $10.1 million or 1.01% at December 31, 2001. The provision for loan losses was $662,000 for the three months ended March 31, 2002 compared to $509,000 for the three months ended March 31, 2001. Net charge-offs for the three months ended March 31, 2002 were $169,000 compared to $62,000 for the three months ended March 31, 2001. The net charge-off percentage to average loans was 0.02% and 0.01% at March 31, 2002 and March 31, 2001, respectively.

Allowance for loan losses to nonperforming loans ratio was 3.73x and 4.57x at March 31, 2002 and March 31, 2001, respectively. Nonperforming loans were $2.9 million and $2.0 million at March 31, 2002 and March 31, 2001, respectively. The nonperforming loans to total loans ratio for these two time periods was 0.27% and 0.23%, respectively. The nonperforming assets to total assets ratio was 0.17% and 0.14% for March 31, 2002 and March 31, 2001, respectively.

                            STOCK REPURCHASE PROGRAM

During the first quarter of 2002, the Company repurchased 10,000 shares at a weighted average price of $20.40. There are 62,000 shares available to be repurchased under this program. Due to exercised stock options and the previously announced acquisition of Service 1st Financial Corp., 38,564 treasury shares were issued.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company's four principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Hinsdale, Midwest Bank of McHenry County, and Midwest Bank of Western Illinois.

This press release contains certain "Forward-Looking Statements", including but not limited to the third paragraph of this press release relating to the Company's goals for fiscal 2002, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business which should be considered in evaluating "Forward-Looking Statements."

                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                   INCOME STATEMENT SUMMARY AND PER SHARE DATA
                      (In thousands, except per share data)

                                                        THREE MONTHS ENDED0
                                                             MARCH 31,                  2001-2002 COMPARISON
                                                      -----------------------         ------------------------
                                                       2002             2001          $ CHANGE        % CHANGE
                                                      -------         -------         --------        --------
Interest income...............................        $28,083         $28,647         $  (564)         -2.0%
Interest expense..............................         13,250          17,325          (4,075)        -23.5%
                                                      -------         -------         -------         -----
Net interest income...........................         14,833          11,322           3,511          31.0%
Provision for loan losses.....................            662             509             153          30.1%
Other income..................................          2,678           1,792             886          49.4%
Net gains on securities transactions..........            882             431             451         104.6%
Other expenses................................          8,198           7,393             805          10.9%
                                                      -------         -------         -------         -----
Income before income taxes....................          9,533           5,643           3,890          68.9%
Provision for income taxes....................          3,220           1,781           1,439          80.8%
                                                      -------         -------         -------         -----
Net income....................................        $ 6,313         $ 3,862         $ 2,451          63.5%
                                                      =======         =======         =======         =====
Cash net income(1)............................        $ 6,356         $ 3,945         $ 2,411          61.1%
                                                      =======         =======         =======         =====
Basic earnings per share......................        $  0.59         $  0.36         $  0.23          63.9%
                                                      =======         =======         =======         =====
Diluted earnings per share....................        $  0.58         $  0.36         $  0.22          61.1%
                                                      =======         =======         =======         =====
Cash dividends declared.......................        $ 0.150         $ 0.150         $ 0.000           0.0%
                                                      =======         =======         =======         =====

                                                        THREE MONTHS ENDED          QUARTER TO QUARTER COMPARISON
                                                     ---------------------------    -----------------------------
                                                     MARCH 31,      DECEMBER 31,
                                                       2002             2001          $ CHANGE        % CHANGE
                                                     ---------      ------------      --------        --------
Interest income...............................        $28,083         $27,688         $   395           1.4%
Interest expense..............................         13,250          14,776          (1,526)        -10.3%
                                                      -------         -------         -------         -----
Net interest income...........................         14,833          12,912           1,921          14.9%
Provision for loan losses.....................            662             670              (9)         -1.3%
Other income..................................          2,678           2,621              57           2.2%
Net gains on securities transactions..........            882             593             289          48.7%
Other expenses................................          8,198           8,249             (51)         -0.6%
                                                      -------         -------         -------         -----
Income before income taxes....................          9,533           7,207           2,326          32.3%
Provision for income taxes....................          3,220           2,209           1,011          45.8%
                                                      -------         -------         -------         -----
Net income....................................        $ 6,313         $ 4,998         $ 1,315          26.3%
                                                      =======         =======         =======         =====
Cash net income(1)............................        $ 6,356         $ 5,073         $ 1,283          25.3%
                                                      =======         =======         =======         =====
Basic earnings per share......................        $  0.59         $  0.46         $  0.13          28.3%
                                                      =======         =======         =======         =====
Diluted earnings per share....................        $  0.58         $  0.45         $  0.13          28.9%
                                                      =======         =======         =======         =====
Cash dividends declared.......................        $ 0.150         $ 0.150         $ 0.000           0.0%
                                                      =======         =======         =======         =====

---------------------------
(1)     Cash net income is defined as net income plus the after-tax effect of amortization expense of intangible assets.

                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (In thousands, except per share data)

                                                                             THREE MONTHS ENDED
                                                            ------------------------------------------------------
                                                                      MARCH 31,
                                                            -----------------------------             DECEMBER 31,
                                                              2002                  2001                  2001
                                                            ------                 ------             ------------
INCOME STATEMENT DATA:
   Net income....................................           $6,313                 $3,862                $4,998
   Core net income (1)...........................            5,781                  3,602                 4,640
   Cash net income (2)...........................            6,356                  3,945                 5,073
   Net overhead expense to average assets (3)....             1.23%                  1.53%                 1.30%
   Efficiency ratio (3)..........................            44.63                  52.83                 50.13
   Other income to average assets................             0.60                   0.49                  0.61
   Other expense to average assets...............             1.83                   2.02                  1.91
PER SHARE DATA:
   Earnings per share (basic)....................           $ 0.59                 $ 0.36                $ 0.46
   Earnings per share (diluted)..................             0.58                   0.36                  0.45
   Cash earnings per share (basic)...............             0.59                   0.37                  0.47
   Cash dividends declared.......................            0.150                  0.150                 0.150
   Book value at end of period...................             9.33                   8.20                  8.98
   Tangible book value at end of period..........             9.15                   8.01                  8.80
   Stock price...................................            22.15                  15.50                 21.25
   Average stock price (quarter-to-date).........            21.32                  16.25                 20.20
SELECTED FINANCIAL RATIOS:
   Return on average assets......................             1.41%                  1.06%                 1.16%
   Return on average equity......................            25.59                  18.26                 19.86
   Cash return on average assets.................             1.42                   1.08                  1.17
   Cash return on average equity.................            25.76                  18.65                 20.16
   Dividend payout...............................            25.47                  41.71                 32.18
   Loan to deposit...............................            80.01                  77.80                 82.82
   Average equity to average assets..............             5.51                   5.78                  5.82
   Net interest margin (tax equivalent)..........             3.59                   3.41                  3.33
   Allowance for loan losses to total loans at
      the end of period..........................             1.02                   1.03                  1.01
   Net loans charged off to average total loans..             0.02                   0.01                  0.03
   Nonperforming loans to total loans at the end
      of period (4)..............................             0.27                   0.23                  0.24
   Nonperforming assets to total assets (5)......             0.17                   0.14                  0.15
   Allowance to nonperforming loans..............             3.73x                  4.57x                 4.28x

---------------------------
(1)     Core net income is defined as net income less the after-tax effect of security gains and trading account profits.
(2)     Cash net income is defined as net income plus the after-tax effect of amortization expense for goodwill.
(3)     Excludes net gains on securities transactions.
(4)     Includes total nonaccrual and all other loans 90 days or more past due.
(5)     Includes total nonaccrual, all other loans 90 days or more past due, and other real estate owned.

                                                                      MARCH 31,
                                                           --------------------------------           DECEMBER 31,
                                                              2002                  2001                  2001
                                                           ----------            ----------           ------------
BALANCE SHEET DATA:
   Total assets..................................          $1,849,110            $1,521,797            $1,810,422
   Total earning assets..........................           1,753,348             1,430,966             1,711,030
   Average assets (quarter-to-date)..............           1,815,673             1,482,797             1,716,295
   Average assets (year-to-date).................           1,815,673             1,482,797             1,593,939
   Total loans...................................           1,042,253               874,944             1,003,386
   Allowance for loan losses.....................              10,628                 9,040                10,135
   Total deposits................................           1,302,581             1,124,588             1,211,520
   Borrowings....................................             429,190               297,267               442,150
   Stockholders' equity..........................             100,177                88,051                96,214
   Tangible stockholders' equity.................              97,174                86,003                94,272
   Average equity (quarter-to-date)..............             100,066                85,761                99,841
   Average equity (year-to-date).................             100,066                85,761                91,725
Common Shares Outstanding........................              10,741                10,740                10,712
Average Shares Outstanding (quarter-to-date).....              10,718                10,740                10,723
Average Shares Outstanding (year-to-date)........              10,718                10,740                10,736